As filed with the Securities and Exchange Commission on November 3, 1997

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                COMPU-DAWN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                                                 11-3344575
                      (I.R.S. Employer Identification No.)

                  77 Spruce Street, Cedarhurst, New York 11516
                    (Address of Principal Executive Offices)

                     COMPU-DAWN, INC. 1996 STOCK OPTION PLAN
          COMPU-DAWN, INC. 1997 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plans)

                                 Mark Honigsfeld
                            Chairman of the Board and
                             Chief Executive Officer
                                Compu-DAWN, Inc.
                                77 Spruce Street
                           Cedarhurst, New York 11516
                            Telephone: (516) 374-6700
                           Telecopier: (516) 374-9410
            (Name, Address and Telephone Number of Agent for Service)

                  Copies of all communications and notices to:
                               Fred Skolnik, Esq.
                              Gavin C. Grusd, Esq.
                       Certilman Balin Adler & Hyman, LLP
                                90 Merrick Avenue
                           East Meadow, New York 11554
                            Telephone: (516) 296-7000
                           Telecopier: (516) 296-7111


                                                           CALCULATION OF REGISTRATION FEE

                                                                  Proposed                     Proposed
          Title of                                                 Maximum                      Maximum
        of Securities                   Amount                    Offering                     Aggregate                  Amount of
            To Be                        To Be                      Price                      Offering                 Registration
         Registered                  Registered(1)               Per Share                       Price                       Fee

Common Shares
 (par value
 $.01 per
 share)                                  1,320,800(2)(3)                 $ 8.06  (4)       $ 10,645,648  (4)              $ 3,225.63
============================  ========================== =========================== ============================  =================
Common Shares
 (par value
 $.01 per
 share)                                        64,000(5)                        $.50                      $32,000              $9.70
============================  ========================== =========================== ============================  =================
Common Shares
 (par value
 $.01 per
 share)                                         3,250(6)                       $1.00                       $3,250              $0.98
============================  ========================== =========================== ============================  =================
Common Shares
 (par value
 $.01 per
 share)                                         8,250(7)                       $2.00                      $16,500              $5.00
============================  ========================== =========================== ============================  =================
Common Shares
 (par value
 $.01 per
 share)                                       185,500(8)                       $3.00                     $556,500            $168.64
============================  ========================== =========================== ============================  =================
Common Shares
 (par value
 $.01 per
 share)                                         3,250(9)                       $4.00                      $13,000              $3.94
============================  ========================== =========================== ============================  =================
Common Shares
 (par value
 $.01 per
 share)                                       25,000(10)                      $5.875                     $146,875             $44.51
============================  ========================== =========================== ============================  =================


                                                                     2





============================  ========================== =========================== ============================  =================
Common Shares
 (par value
 $.01 per
 share)                                      389,950(11)                  $ 8.06 (4)         $ 3,142,997  (4)               $ 952.32
============================  ========================== =========================== ============================  =================
Common Shares
 (par value
 $.01 per
 share)                                      500,000(12)                  $ 8.06 (4)         $ 4,030,000  (4)             $ 1,221.09

Common Shares
 (par value
 $.01 per
 share)                                  250,000(13)(14)                 $ 8.06 (4)          $ 2,015,000  (4)               $ 610.55
============================  ========================== =========================== ============================  =================
Common Shares
 (par value
 $.01 per
 share)                                    2,360,050(15)                      $ 8.06              $ 19,022,003              $ --(16)

============================  ========================== =========================== ============================  =================
 Total                                                                                                                     $6,242.36
============================  ========================== =========================== ============================  =================

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), an additional indeterminate number of Common Shares is being registered to cover any adjustments in the number of Common Shares pursuant to the anti-dilution provisions of the Compu-DAWN, Inc. 1996 Stock Option Plan (the "1996 Plan") and the Compu- DAWN, Inc. 1997 Qualified Employee Stock Purchase Plan (the "1997 Plan").

(2) The 1996 Plan authorizes the granting of options to purchase a maximum of 2,000,000 Common Shares, of which options for the purchase of an aggregate of 679,200 Common Shares have been granted, of which options for the purchase of an aggregate of 389,950 Common Shares have been exercised.

(3) Represents the issuance of Common Shares issuable upon the exercise of options which may be granted under the 1996 Plan.

(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.

(5) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan at a purchase price of $.50 per Common Share.

(6) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan at a purchase price of $1.00 per Common Share.

(7) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan at a purchase price of $2.00 per Common Share.

(8) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan at a purchase price of $3.00 per Common Share.

(9) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan at a purchase price of $4.00 per Common Share.

(10) Represents the issuance of Common Shares issuable upon the exercise of options which have been granted under the 1996 Plan at a purchase price of $5.875 per Common Share.

(11) Represents the resale of 389,950 Common Shares acquired upon the exercise of options granted to certain persons who may be deemed affiliates of Compu-DAWN, Inc. (the "Registrant") under the 1996 Plan.

(12) Represents a good-faith estimate of the number of Common Shares which may be issuable upon the exercise of reload options which may be granted under the 1996 Plan.

(13) The 1997 Plan authorizes the granting of options to purchase a maximum of 250,000 Common Shares.

(14) Represents the issuance of Common Shares issuable upon the exercise of options which may be granted under the 1997 Plan.

(15) Represents the resale of up to 2,360,050 Common Shares which may be acquired upon the exercise of options granted, or which may be granted, to certain persons who may be deemed affiliates of the Registrant under the 1996 Plan and 1997 Plan.

(16) Pursuant to Rule 457(h)(3), no additional filing fee is payable with respect to the registration of the resale of Common Shares issuable upon the exercise of options granted under the 1996 Plan and 1997 Plan.


                                EXPLANATORY NOTE

     Pursuant to General Instruction C of Form S-8, this Registration Statement contains (as Annex A hereto) a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings of Common Shares, $.01 par value, of the Registrant acquired, or which may be acquired, pursuant to the 1996 Plan and 1997 Plan, respectively, by persons who may be deemed affiliates of the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Incorporated herein by reference are the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), as the case may be:

                  (a) The prospectus included in the Registrant's Registration Statement on Form SB-2 (File No. 333-18667) (the "Form SB-2 Registration Statement"), which was declared effective by the Commission on June 10, 1997 under the 1933 Act.

                  (b) The Registrant's Quarterly Report on Form 10-QSB, as amended, for the three months ended June 30, 1997.

                  (c) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A (File No. 000-22611), which was declared effective by the Commission on June 10, 1997 under the 1934 Act.

     All documents filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Certain legal matters in connection with the offering of the securities registered hereunder are being passed upon for the Registrant by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554.

Item 6.           Indemnification of Directors and Officers

                  Article X of the Registrant's Certificate of Incorporation eliminates the personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director

(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Additionally, the Registrant has included in its Certificate of Incorporation and its by-laws provisions to indemnify its directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation law. The Delaware General Corporation law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under the Registrant's by-laws, any agreement, vote of stockholders or otherwise.

     The effect of the foregoing is to require the Registrant to the extent permitted by law to indemnify the officers, directors, employees and agents of the Registrant for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed

     The 389,950 outstanding Common Shares to be reoffered or resold pursuant to this Registration Statement were acquired in private transactions not involving a public offering that were exempt from the registration provisions of the 1933 Act pursuant to Section 4(2) thereof. The Company determined that the holders of such Common Shares were sophisticated investors. Sales of the Common Shares were without the use of an underwriter, and the certificates evidencing the securities bear restrictive legends permitting the transfer thereof only upon registration of such securities or pursuant to an exemption under the 1933 Act.

Item 8.           Exhibits

                  4.1      Specimen Common Stock Certificate(1)
                  5 Opinion of Certilman Balin Adler & Hyman, LLP as to the legality of the Common Shares issuable pursuant to the 1996 Plan and the 1997 Plan and being registered hereunder
                  10.1     1996 Stock Option Plan(1)
                  10.2     1997 Qualified Employee Stock Purchase Plan, as
                           amended
                  23.1     Consent of Lazar Levine & Company, LLP
                  23.2     Consent  of  Certilman  Balin  Adler  &  Hyman,   LLP
                           (included in its opinion filed as Exhibit 5)
                  24 Powers of Attorney  (included in  signature  page forming a part hereof)

Item 9.           Undertakings

                  The undersigned Registrant will:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration to:

                         (i) Include any prospectus required by Section 10(a)(3)
                    of the Securities Act;

                         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         (iii)  Include  any  additional  or  changed   material
                    information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.


--------------------

         (1) Denotes document filed as an exhibit to the Registrant's Form SB-2 Registration Statement (File No. 333-18667) which is incorporated herein by reference thereto.

                  (3)  File  a   post-effective   amendment   to   remove   from
registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Nassau, State of New York, on the 31st day of October, 1997.

                                           COMPU-DAWN, INC.

                                           By:        /s/ Mark Honigsfeld
                                                      Mark Honigsfeld
                                                      Chairman of the Board and
                                                      Chief Executive Officer



                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Mark Honigsfeld with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of his substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                      Capacity                                            Date


/s/ Mark Honigsfeld                         Chairman of the Board,                        October 31, 1997
------------------------------              Chief Executive Officer,
Mark Honigsfeld                             Secretary and Director
                                            (Principal Financial Officer
                                            and Principal Accounting Officer)

/s/ Dong W. Lew                             President, Chief Operating                    October 31, 1997
--------------------------------            Officer, Treasurer and
Dong W. Lew                                 Director


/s/ Louis Libin                             Chief Technology Officer and
--------------------------------            Director                                      October 31, 1997
Louis Libin


/s/ William D. Rizzardi                     Director                                      October 31, 1997
--------------------------------
William D. Rizzardi

/s/ Harold Lazarus                          Director                                      October 31, 1997
Harold Lazarus, Ph.D.

                                     ANNEX A

                                   PROSPECTUS


                                  COMMON SHARES


                                COMPU-DAWN, INC.

     This Prospectus relates to the sale or offer for sale on the Nasdaq SmallCap Market, or otherwise, of an aggregate of 2,750,000 Common Shares, $.01 par value (the "Common Shares"), of Compu-DAWN, Inc., a Delaware corporation (the "Company"), 389,950 of which have been acquired, and 2,360,050 of which may be acquired, by certain persons who may be deemed affiliates of the Company, pursuant to the exercise by them of options granted (or which may be granted) pursuant to the terms of the Company's 1996 Stock Option Plan (the "1996 Plan") and the Company's 1997 Qualified Employee Stock Purchase Plan (the "1997 Plan" and collectively with the 1996 Plan, the "Plans") as well as such additional Common Shares as may become issuable upon the exercise of options under the Plans, including Common Shares which may be acquired pursuant to the exercise of reload options which may be granted thereunder.

     The various persons and entities referred to herein are hereinafter referred to individually as a "Selling Shareholder" and collectively as the "Selling Shareholders". There are no commitments pursuant to which the Company will receive any proceeds from the resale of the Common Shares by the Selling Shareholders. See "Selling Shareholders."

     A PURCHASE OF THESE SECURITIES INVOLVES A CERTAIN DEGREE OF RISK. SEE "RISK FACTORS." THE "RISK FACTORS" SECTION BEGINS ON PAGE A-5 OF THIS PROSPECTUS.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The Selling Shareholders, directly through agents designated by them from time to time or through broker-dealers or underwriters also to be designated, may sell the Common Shares, from time to time, in or through privately negotiated transactions, or in one or more transactions, including block transactions, on the Nasdaq SmallCap Market, or on any other market or stock exchange on which the Common Shares may be listed in the future pursuant to and in accordance with the applicable rules of such market or exchange or otherwise. The selling price of the Common

Shares may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Selling Shareholders" and "Plan of Distribution".

     The Selling Shareholders and any agents, broker-dealers, or underwriters that participate with the Selling Shareholders in the distribution of any of the Common Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any commissions received by them, and any profit on the resale of the Common Shares purchased by them, may be deemed to be underwriting commissions or discounts under the 1933 Act. The Company is not aware of any underwriting arrangements with respect to the resale of the Common Shares by the Selling Shareholders. See "Selling Shareholders" and "Plan of Distribution".

     The Company's Common Shares are traded on the Nasdaq SmallCap Market under the symbol "CODI". On October 27, 1997, the closing price for the Company's Common Shares, as reported by The Nasdaq Stock Market, was $8 1/2 per share.




                                November 3, 1997

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



                              AVAILABLE INFORMATION

     For further information with respect to the Company and the Common Shares offered hereby, reference is hereby made to the Company's Registration Statement on Form SB-2 (File No. 333-18667), which was declared effective by the Commission on June 10, 1997 (the "Form SB-2 Registration Statement") and the exhibits thereto. Additionally, the Company files reports, proxy and information statements and other information with the Commission. Such Form SB-2 Registration Statement and the exhibits thereto, reports, statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Furthermore, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company. The address of such Web site is http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), as the case may be, and are incorporated herein by reference:

          (a) The prospectus included in the Company's Form SB-2 Registration Statement.

          (b) The Company's Quarterly Report on Form 10-QSB, as amended, for the three months ended June 30, 1997.

          (c) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A, as amended (File No. 000-22611), which was declared effective by the Commission on June 10, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Common Shares offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from their respective dates of filing.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to the Secretary, 77 Spruce Street, Cedarhurst, New York 11516 (telephone number: (516) 374-6700).

     Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

     Compu-DAWN, Inc. (the "Company") is primarily engaged in the business of designing, developing, licensing, installing and servicing computer software products and systems for law enforcement and public safety agencies. The software systems include computer-aided dispatching, computer interfacing with state and national crime information databases, advanced mobile on-line radio computing, automatic vehicle location (employing dynamic map displays), records management and photo-image database systems. Certain of these applications utilize telecommunications and space satellite technology, and other infrastructure, provided by third parties. The Company has developed, licensed and installed its systems in more than 58 agencies primarily located in the State of New York.

     The Company was incorporated under the name Coastal Computer Systems, Inc. in New York on March 31, 1983 and was reincorporated in Delaware under its present name on October 18, 1996.

     The  Company's   executive   offices  are  located  at  77  Spruce  Street,
Cedarhurst, New York 11516 and its telephone number is (516) 374-6700.

                           FORWARD-LOOKING STATEMENTS

     The Company cautions readers that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this Prospectus or which are otherwise made by or on behalf of the Company. For this purpose, any statements contained in this Prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "intend", "could", "estimate", or "continue" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements. Factors which may affect the Company's results include, but are not limited to, the risks and uncertainties associated with the sale, implementation and maintenance of computer software products and systems. The Company is also subject to other risks detailed herein or detailed from time to time in the Company's Commission filings. Factors that could cause or contribute to such difference include, but are not limited to, those discussed in "Risk Factors" below, as well as those discussed elsewhere in this Prospectus and in the Company's filings with the Commission.

                                  RISK FACTORS

     An investment in the securities offered hereby is speculative and involves a high degree of risk and should only be purchased by investors who can afford to lose their entire investment. Prospective purchasers, prior to making an investment, should carefully consider the following risks and speculative factors, as well as other information set forth elsewhere in this Prospectus. As discussed above, this Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially. Factors that could cause or contribute to such difference include, but are not limited to, those discussed below, as well as those discussed elsewhere in this Prospectus.

         1. Downward Trend in Revenues; Current Period and Anticipated Future Losses. For the years ended December 1996 and 1995, the Company's revenues were $477,527 and $1,040,181, respectively. For the first six months of 1997 and 1996, the Company's revenues were $300,686 and $313,259, respectively. The decline in revenues between 1995 and 1996 was primarily the result of a decrease in software sales (i.e. fewer units sold) which occurred due to the Company's focus on raising capital (commencing in late 1995 and continuing throughout
1996), strategic planning, and the allocation and devotion of substantial personnel time to the development of visual computer-aided dispatching (or V-CAD) and new wireless mobile computing technology. Such actions diverted the Company's resources away from sales activities. Since December 1996, the Company has not generated significant revenues. The Company believes that, through the net proceeds of approximately $5,764,000 realized in the Company's initial public offering, which proceeds are intended to be used for product enhancement, marketing and the introduction of new products, the Company will be able to increase revenues over the long term; however, the significance of such increase cannot be determined. For the year ended December 31, 1996, the Company experienced a net loss of $570,769. For the first six months of 1997 and 1996, the Company had a net loss of $1,322,577 and $23,921, respectively. The net loss figures are the result of the incurrence of significant expenses, including, without limitation, research and development expenses, costs relating to the enhancement and refining of the Company's current product line, marketing costs, obligations under new key employee compensation agreements, the lease for the Company's premises which commenced in September 1996, and general administrative expenses. Furthermore, the net loss figures for the first six months of 1997 and 1996 are also attributable to the fact that the Company did not generate significant revenues in such periods, though the Company expects to generate revenues in the long term as a result of product enhancement and the introduction of new products funded by the net proceeds of its initial public offering. The Company believes that, for the foreseeable future, it will be unable to achieve sufficient additional revenues to offset the anticipated significant operating costs described above. Accordingly, the Company anticipates that operating losses will continue at least for the next 12 months. The Company cannot predict the length of time such operating losses will continue or the impact such operating losses will have on its financial condition and results of operations. There can be no assurance that the Company's technology and products will be able to compete successfully in the marketplace and/or generate significant revenue, or that the Company's business will be able to operate profitably.

     The Company's quarterly operating results have, in the past, varied and may in the future vary significantly, depending on facts such as the size, timing and recognition of revenue from significant software sales and system integration activity, the time of new product releases and market acceptance of these new releases, and increases in operating expenses. Thus, the Company's revenues and results of operations have and may continue to vary significantly from quarter to quarter, period to period, and year to year based upon frequency and volume of sales and licensing of the Company's software applications and providing of consulting services during such period. Due to the relatively fixed nature of certain of the Company's costs throughout each quarterly period, including personnel and facilities costs, the decline of revenues in any quarter typically results in lower profitability in that quarter. There can be no assurance that the Company will become profitable or avoid losses in any future period.

         2. Evolving Market; New Product Development; Technological Obsolescence. The markets for the Company's products are characterized by evolving industry requirements, rapid technological change and frequent new product introductions which may result in product or technology obsolescence. Certain companies may be developing technologies or products of which the Company is unaware which may be functionally similar, or superior, to some or all of those offered by the Company. As a result, the ability of the Company to compete will depend on its ability to adapt, enhance and improve its existing products and technology and, if necessary, to develop and introduce new products and technology to the marketplace in a timely and cost- competitive manner. There can be no assurance that the Company will be able to compete successfully, that its competitors or future competitors will not develop technologies or products that render the Company's products or technology obsolete or less marketable, or that the Company will be able to successfully enhance its products or technology or adapt them satisfactorily.

     New product development efforts are subject to all of the risks inherent in the development of new technology and products including unanticipated delays, expenses, technical problems or difficulties, as well as the possible insufficiency of funding to complete development. There can be no assurance as to when, or whether, new products will be successfully developed. In addition, no assurance can be given that additional technologies can be developed within a reasonable development schedule, if at all. Further, there can be no assurance that the Company would have sufficient economic or human resources to complete such development in a timely manner, or at all, or that it could enter into economically reasonable arrangements for the completion of such products by third parties.

     Following  the  development  of  additional  products,   the  Company  must
successfully complete a testing program for the products before they can be marketed. Although the Company believes that its testing program is adequate, unforeseen technical problems arising out of such testing could significantly and adversely affect the Company's ability to produce and market a commercially acceptable product. In addition, the Company's success will depend upon its current and proposed technologies and products meeting acceptable cost and performance criteria in the marketplace. There can be no assurance that the technologies and products will meet applicable price or performance objectives or that unanticipated technical or other problems will not occur which would result in increased costs or material delays. Also, there can be no assurance that new technologies will be developed in the future by the Company. If superior technology is developed by the Company's competitors, such products may render the Company's present products obsolete, and thus would have a materially negative impact on the Company.

         3. Failure to Integrate Various Product Introductions and Offerings. The Company believes that significant market opportunities exist for a provider of fully integrated software designed for the public safety marketplace. One of the Company's business strategies is to provide a "total solution" fully integrated software product line used in public safety. Although the Company has had some success in the past integrating its software products with other systems, there can be no assurance that the Company will be able to fully integrate these applications, or newly created applications, or that achieving such integration will enable the Company to improve its competitive position in the software market. Moreover, the Company's inability to further integrate its products could have a material adverse effect on the Company's business and results of operations.

         4. Dependence on Strategic Business Alliances and Subcontractor Relationships. Historically, the Company's customers have been in the "small size" and "medium size" market segments (i.e. public safety departments or agencies with fewer than 200 sworn officers or personnel). The Company's business strategy includes the development of systems for the "large size" market segment. In order to enter such market, the Company, in all likelihood, will need to establish strategic business alliances and/or subcontractor relationships with large systems integrators and public network providers. Business alliances have been entered into with AT&T Wireless Data, Inc. ("AT&T") and GTE Mobilnet Service Corp. ("GTE"), and a subcontractor relationship has been established with Data General Corporation ("Data General"). These arrangements set forth the relationship of the parties in the event of a system installation and do not relate to a particular customer. To date, no customers have been secured under these arrangements, no revenues have been derived from these arrangements and no assurances can be given that any revenues will be derived from these arrangements in the future. The agreement between the Company and AT&T provides, among other things, (i) minimum technical support standards (if technical support is required in a particular project) which if not met could result in a reduction of the amount of technical support fees paid to the Company, and (ii) minimum revenue requirements to entitle the Company to a goal attainment fee. Additionally, failure to meet certain minimum revenue requirements will give AT&T the right to terminate the agreement. The agreement between the Company and GTE provides, among other things, that GTE has the right not to pay the Company any compensation during any period in which the Company fails to materially perform its obligations. No assurances can be given that, in the event any projects are undertaken under the above described agreements, the Company will meet any of the imposed standards, minimum revenue levels will be achieved, or the Company will be able to materially perform its obligations. If any of these standards or levels are not met, the Company's compensation may be reduced or eliminated and possibly result in early termination of certain of these agreements. In addition, no assurances can be given that the Company will renew its current, or enter into any other, business alliances or subcontractor relationships. The failure of the Company to maintain or enter into such alliances or relationships would have a material adverse effect upon the Company's ability to implement its business plan.

         5. Intellectual Property Protection and Infringement. The Company's technology is not patented and the Company has not filed any patent applications. The Company instead currently relies on trade secrets and copyright rights to establish and protect certain proprietary rights in its products. These measures afford limited protection, and there can be no assurance that the steps taken by the Company to protect these proprietary rights will be adequate to prevent misappropriation of its technology or the independent development by others of similar technology especially in view of the limited resources of the Company and the potential cost of any legal action to enforce such rights.

     The Company has not obtained any copyright registrations. Registration of a copyright with the United States copyright office is not a requirement to make a copyright legally effective, but generally provides a rebuttable presumption of its validity. In the absence of a registered copyright, the Company will be unable to bring an action for copyright infringement. A copyright may be registered at any time prior to bringing an infringement action. If the Company registers a copyright after the infringement occurs (and prior to bringing the infringement action), it may be limited in its ability to prove its case and will be precluded from seeking statutory damages (in lieu of actual damages and lost profits) and attorney's fees. The Company intends to seek registered copyright protection under United States law with respect to some of its software, although no assurance can be given that the Company will obtain such protection. While the Company believes that it would be impractical and not cost-effective for a third party to attempt to copy software such as that used in its products, unauthorized parties, nevertheless, might attempt to copy aspects, or reverse engineer certain, of the Company's products, or may obtain and use information that the Company regards as proprietary. The cost of, and time dedicated to, enforcement by the Company of its rights, if any, could be significant. Regardless of the outcome of such enforcement proceedings, there can be no assurance that such proceedings will be effective. In addition, although the Company believes that there are no infringement or trade secret misappropriation claims against the Company and no grounds for the assertion of any such claims, the cost of responding to any such assertion, should it be made, could be significant and there is no assurance that the Company would prevail.

         6. Competition. The Company's products compete with those of numerous well-established companies, which design, sell, produce or market software systems for public safety operations. Many of these companies have substantially greater financial, technical and other resources than those of the Company, and they may have established reputations for success in the development, licensing, sale and service of their products and technology. Certain of those competitors have the financial resources necessary to enable them to withstand substantial price competition or downturns in the market for computer software products used by public safety agencies and organizations. In addition, the Company anticipates that a material portion of the sale of its products will be made through the competitive bid process. There can be no assurance that the Company will be able to compete effectively in such process.

         7. Limited Sales and Marketing Experience. The Company has limited experience in the areas of sales, marketing and distribution. The Company's sales and marketing staff will require additional personnel in the future. There can be no assurance that the Company will be able to build an adequate sales and marketing staff, that establishing such a sales and marketing staff will be cost-effective, or that the Company's sales and marketing efforts will be successful.

         8. Dependence on Significant Customers. Although the composition of the Company's largest customers has changed from year to year, historically the Company's revenues have been materially dependent on a limited number of customers. Generally, the Company does not receive repeat business from its customers for the design and installation of software systems. Further revenues from customers to whom the Company has licensed software systems are usually derived from maintenance and support contracts. Accordingly, the Company does not believe that the make-up of its current customers is material to an understanding of the Company's future business prospects. While the Company expects its customer base to continue to expand, a limited number of large customers may continue to account for a significant portion of the Company's sales during any given period for the foreseeable future. As such, the Company's financial condition and results of operations may be adversely affected by a delay, reduction or cancellation of orders from one or more of its current or future significant customers or the loss of one or more such customers.

         9. Product Concentration. Licensing of products and the provision of maintenance and support services to the law enforcement and public safety market represented substantially all of the Company's revenues for the fiscal years ended December 31, 1995 and 1996 and the first six months of 1997, and are expected to continue to account for all of the Company's revenues for the foreseeable future. Any factors adversely affecting the Company's products, such as the introduction of superior competitive products or shifts in the needs of the marketplace, would have a material adverse effect on the Company's financial condition and results of operations.

         10. Lengthy Sales Cycle. Licensing of the Company's software products typically involves a detailed technical evaluation and a commitment of capital, technical, marketing and other resources, with the attendant delays frequently associated with customers' internal procedures to approve large capital expenditures and to test and accept new technologies that affect the customer's operations infrastructure. For those and other reasons, the sales cycle associated with the Company's products is typically lengthy and subject to a number of significant risks, including customers' budgetary constraints and internal acceptance procedure, that are beyond the Company's control. Because of the lengthy sales cycle and the generally large size of customer orders, if revenues forecasted from a specific customer for a particular fiscal quarter are not realized in that quarter, the Company's operating results for that quarter could be materially adversely affected.

         11. New Management Team; Dependence on Executive Management; Need to Retain Key Personnel. The Company's executive management team, Mark Honigsfeld, Chairman of the Board and Chief Executive Officer of the Company, Dong W. Lew, President and Chief Operating Officer of the Company, and Louis Libin, Chief Technology Officer of the Company, have worked together for only a brief period. Mr. Honigsfeld was elected Chairman of the Board of the Company in August 1996 and was elected Chief Executive Officer of the Company effective as of October 1, 1996. Mr. Libin was elected as a director of the Company and became the Company's Chief Technology Officer in January 1997 and only began serving as Chief Technology Officer on a full-time basis in March 1997.

                  The Company has a three-year employment agreement with each of Messrs. Honigsfeld, Lew and Libin, each of which includes, among other things, a non-competition and non- solicitation provision. However, each agreement provides that the employee can terminate his agreement with the Company at any time upon 30 days notice for any reason. Additionally, Mr. Honigsfeld's employment agreement allows him to devote up to 10% of his working time, and Mr.

Libin's employment agreement allows him to devote up to one day a week, to other endeavors which are not competitive with the Company. The loss of the services of either Mr. Honigsfeld, Mr. Lew or Mr. Libin could have a material adverse effect on the Company's business.

     The Company has obtained "key-man" life insurance policies on the lives of Messrs. Honigsfeld and Libin, each of which provides for a death benefit to the Company of $1,000,000. The Company has been unable to secure life insurance coverage for Mr. Lew in light of his age and history as a smoker. With regard to Messrs. Honigsfeld and Libin, there can be no assurance that the death benefit would be adequate to fund the Company's needs until a replacement could be found.

     The success of the Company is also dependent upon its ability to hire and retain additional qualified and talented executive, technical and marketing personnel. There is always intense competition for qualified personnel in the Company's business and its inability to recruit qualified personnel could have a material adverse effect on its business and results of operations. There can be no assurance that the Company will be able to retain the members of its current management or personnel, or that it will be able to successfully attract and retain qualified management, engineering and sales or other personnel in the future.

         12. Dependence on Licensors. The Company currently relies on operating system software owned by certain third parties for certain software and platform operating systems which the Company uses to create its products, and in some cases to bundle with its own software in its products. The licenses are perpetual in duration subject to the payment of an annual maintenance and enhancement fee, which is based on the number of end users of such operating system software, or a monthly sublicense fee, which is based upon the number of customers to which the Company's products (which includes such licensed operating system software) are licensed. Although the Company believes that there are alternatives to the operating system software that the Company currently uses, termination of any of these licenses could delay the Company from producing its products for approximately three to six months as a result of the need to revise the Company's software to make it compatible with such alternative operating system software. Such result would have a material adverse effect on the Company.

         13. Challenges to Management of Growth. The Company anticipates a period of rapid growth that is expected to place a strain on the Company's administrative, financial and operational resources. The Company's ability to manage any growth effectively will require it to continue to improve its operational, financial and management controls, reporting systems and procedures, install new management information and control systems, and train, motivate and manage its employees. There can be no assurance that the Company will install such management information and control systems in an efficient and timely manner or that the new systems will be adequate to support the Company's operations. Because of the complexity of its products, the Company has in the past experienced, and expects in the future to experience, a time lag between the date on which technical and sales personnel are hired and the time at which such persons become fully productive. In addition, customer satisfaction could be substantially affected by the quality of the Company's post-sales system implementation process and, in many cases, its maintenance and service capabilities. If the Company is unable to hire, train and retain qualified personnel and consultants to implement these services or is unable to manage the post-sales process effectively, its ability to attract repeat sales or obtain references for new prospective sales could be adversely affected. Such result could limit the Company's growth opportunities. Additionally, many of the challenges of growth may be unforeseeable and beyond the control of the Company. If the Company is unable to manage growth effectively, such that the Company's sales and marketing efforts exceed its capacity to design, develop, install, maintain and service its products, or if new employees are unable to achieve adequate performance levels, the Company's business, operating results and financial condition could be adversely affected.

         14. Unascertainable Risks Related to Possible Unspecified Acquisitions. The Company intends to explore opportunities to add, through acquisition or licensing, technology or products to enhance or add to its current product line, or to acquire a customer base or sales organization to augment the Company's infrastructure. The Company is not actively seeking any acquisition at this time. Although the Company anticipates it will follow certain general criteria in determining whether or not to pursue any acquisition or license, management will have sole discretion over whether or not to engage in any such transaction. There can be no assurance that the Company will identify any acquisition or licensing candidates or, if it does, that it will be able to reach any agreements to acquire or license technology or products, or acquire assets, on terms acceptable to the Company. Since the Company has not identified any potential acquisition candidates, there is no basis for the Company to evaluate the possible merits or risks relating to the technology or assets which may be acquired. To the extent that the Company effects an acquisition of technology or products in the early stage of development or growth (including technology or products which have not been fully tested or marketed), the Company will be subject to numerous risks inherent in developmental technology and an additional high level of risk associated with high-technology industries based on innovative technologies or processes. Furthermore, future acquisition transactions may require the Company to obtain additional financing from banks or other financial institutions or to undertake debt or equity financing. No assurance can be given that the Company would be able to obtain financing upon commercially reasonable terms, or at all. Furthermore, equity financing will result in a dilution of existing shareholders of the Company, which may be significant. If debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with the incurring of indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. To the extent any such transaction involves the acquisition of a business, there can be no assurance that the Company will successfully integrate the operations of the acquired business with those of the Company, or that all of the benefits expected from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on the combined company's business, operating results or financial condition. Furthermore, there can be no assurance that the operations, management and personnel of the companies will be compatible or that the Company will not experience the loss of key personnel. In most cases, each acquisition may be consummated without seeking and obtaining shareholder approval, in which case, the shareholders will not have an opportunity to review the financial statements of an acquisition candidate. Although the Company will endeavor to evaluate the risks inherent in a particular acquisition, there can be no assurance that the Company will properly ascertain or assess such significant risk factors.

         15. International Expansion. As part of the Company's long range marketing plan, the Company intends, in the future, to explore opportunities to expand its operations into international markets which could require significant management attention and financial resources. Currently, the Company has not developed any international marketing strategy, has not given any significant attention to international marketing, and has no timetable in mind to implement an international marketing plan. For the foreseeable future, the Company does not expect international marketing activities to be material nor does it have any current plans to devote significant capital or resources to international marketing. There can be no assurance that the Company's efforts to develop international sales and support channels will be successful. International sales are subject to a number of risks, including potentially longer payment cycles, unexpected changes in regulatory requirements, import and export restrictions and tariffs, difficulties in staffing and managing foreign operations, the burden of complying with a variety of foreign laws, greater difficulty in accounts receivable collection, potentially adverse tax consequences, currency fluctuations and potential political and economic instability. Additionally, the protection of intellectual property may be more difficult and costly to enforce outside of the United States. In the event that the Company is successful in expanding its sales and operations internationally, the imposition of, or change in, price controls or other restrictions on foreign currencies could materially affect the Company's business, operating results and financial condition.

         16. Control by Existing Management and Shareholders; Effect of Certain AntiTakeover Considerations. The Company's directors, executive officers and certain principal shareholders and their affiliates own beneficially approximately 44.6% of the outstanding Common Shares. Accordingly, such holders, if acting together, have the ability to exert significant influence over the election of the Company's Board of Directors and other matters submitted to the Company's shareholders for approval. The voting power of these holders may discourage or prevent any proposed takeover of the Company unless the terms thereof are approved by such holders. Pursuant to the Company's Certificate of Incorporation, preferred shares may be issued by the Company in the future without shareholder approval and upon such terms as the Board of Directors may determine. The rights of the holders of Common Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued in the future. The issuance of preferred shares could have the effect of discouraging a third party from acquiring a majority of the outstanding Common Shares of the Company and preventing shareholders from realizing a premium on their Common Shares. The Certificate of Incorporation also provides for staggered terms for the members of the Board of Directors. A staggered Board of Directors, and certain provisions of the Company's by-laws and of Delaware law applicable to the Company (which law prohibits the Company from engaging in a "business combination" with an "interested shareholder" for a period of three years after the date of the transaction in which the person became an interested shareholder, unless it is approved in a prescribed manner), could delay or make more difficult a merger, tender offer or proxy contest involving the Company.

         17. Impact of Revised Nasdaq SmallCap Market Rules. The Company's Common Shares are currently traded on the Nasdaq SmallCap Market. In August 1997, the Nasdaq Stock Market, Inc. adopted a rule change which imposes substantially more stringent criteria for the continued listing of securities on the Nasdaq SmallCap Market. The new rules, which take effect on February 22, 1998, provide that, for continued listing on the Nasdaq SmallCap Market, a company will need to have, among other things, (i) either net tangible assets of $2,000,000, a market capitalization of $35,000,000, or net income for two of the last three fiscal years of $500,000, and (ii) a minimum market value of public float of $1,000,000. Additionally, companies will be required to have at least two independent directors, and an Audit Committee, a majority of the members of which will need to be independent directors.

     If the Company is unable to satisfy the requirements for continued quotation on the Nasdaq SmallCap Market, trading, if any, in the Company's
Common Shares would be conducted in the over-the-counter market in what is commonly referred to as the "pink sheets" or on the NASD OTC Electronic Bulletin Board. As a result, a purchaser of the Common Shares offered hereby may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, such securities. The above-described rules may adversely affect the liquidity of the market for the Company's securities. In any event, because certain restrictions may be placed upon the sale of securities at prices under $5.00 per share, if the price of the Common Shares falls below such threshold, unless such Common Shares qualify for an exemption from the "penny stock" rules, such as continued listing on the Nasdaq SmallCap Market, some brokerage firms will not effect transactions in the Company's securities and it is unlikely that any bank or financial institution will accept such securities as collateral. Such factors could have a material adverse affect in sustaining any market for the Common Shares.

         18. Securities Market Factors. In recent years, the securities markets have experienced a high level of volume volatility and market prices for many companies, particularly small and emerging growth companies, have been subject to wide fluctuations in response to quarterly variations in operating results. The securities of many of these companies, which trade in the over-the-counter market, have experienced wide price fluctuations, which in many cases were unrelated to the operating performance of, or announcements concerning, the issuers of the affected stock. Factors such as announcements by the Company or its competitors concerning technological innovations, new products or procedures, government regulations and developments or disputes relating to proprietary rights may have a significant impact on the market for the Company's securities. General market price declines or market volatility in the future could adversely affect the future price of the Company's securities.

         19. "Penny Stock" Regulations May Impose Certain Restrictions on Marketability of Securities. The Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. At the present time, the Common Shares offered hereby are authorized for quotation on the Nasdaq SmallCap Market; therefore, such securities are exempt from the definition of "penny stock". If the Common Shares offered hereby are removed from listing on the Nasdaq SmallCap Market at any time, however, the Company's Common Shares may become subject to rules that impose additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's Common Shares and may affect the ability of purchasers in this offering to sell the Company's Common Shares in the secondary market as well as the price at which such purchasers can sell any such Common Shares.

         20. No Dividends. The Company has never paid any dividends on its Common Shares and does not intend to pay dividends on its Common Shares in the foreseeable future. Any earnings which the Company may realize in the foreseeable future are anticipated to be retained to finance the growth of the Company.

         21. Common Shares Eligible for Future Sale May Adversely Affect the Market. Of the Company's outstanding Common Shares, 1,189,400 are "restricted securities" and, in the future, may be sold upon compliance with Rule 144 or pursuant to registration under the 1933 Act. Rule 144 currently provides, in essence, that a person holding "restricted securities" for a period of one year may sell an amount every three months up to the greater of (a) 1% of the Company's issued and outstanding securities of that class of securities or (b) the average weekly volume of sales of such securities during the four calendar weeks preceding the sale if there is adequate current public information available concerning the Company. Additionally, non-affiliates (who have not been affiliates of the Company for at least three months) may sell their "restricted securities" in compliance with Rule 144 without volume limitations after they have held such securities for a period of two years. An aggregate of 406,250 and 233,000 Common Shares have been owned by Messrs. Lew and Honigsfeld for more than one year. However, such Common Shares are subject to an agreement restricting the public sale thereof for a period of one year without consent of the underwriter of the Company's initial public offering which closed on June 16, 1997.

     The Company is registering under the registration statement of which this Prospectus is a part the issuance of 1,860,050 Common Shares that are issuable to certain shareholders upon the exercise of options granted, and which may be granted, under the Plans, and the resale (pursuant to this Prospectus) of 2,750,000 Common Shares issued, or which may be issued, upon the exercise of options granted under the Plans to certain persons who may be deemed affiliates of the Company.

In addition, the Company previously registered for resale 509,200 Common Shares underlying certain warrants. Of such 509,200 Common Shares, 120,000 are issuable upon the exercise of warrants commencing on June 10, 1998 and may be resold at any time thereafter, and 389,200 may be resold at any time, subject to restrictions on transfer for a period of two years from June 10, 1997. Prospective investors should be aware that the possibility of resales by other shareholders of the Company may have a material depressive effect on the market price of the Company's Common Shares in any market which may develop.

         22. Limitations on Director Liability. The Company's Certificate of Incorporation provides, pursuant to Delaware law, that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on behalf of the Company against any director. In addition, the Company's Certificate of Incorporation provides for mandatory indemnification of directors and officers to the fullest extent permitted or not prohibited by Delaware law.

                                SUBSEQUENT EVENTS

         On July 18, 1997, John P. Hefferon resigned as the Executive Vice President -- Sales and Marketing. The Company has not replaced Mr. Hefferon at this time, and it is currently searching for an appropriate candidate. Although the Company expects to identify and secure a qualified replacement for Mr. Hefferon, there can be no assurance that such a person will be engaged by the Company in the near future or at all.

                              SELLING SHAREHOLDERS

     The following table sets forth, as of October 24, 1997, to the Company's knowledge, certain securities ownership information with respect to the Selling
Shareholders:

                                                                                           Common Shares to
                                       Common Shares              Number of Common         be Beneficially
                                    Beneficially Owned             Shares Offered            Owned After
          Name                      Before Offering(1)              for Sale                 Offering

                                                                                                     Percent of
                                                                                         Number      Outstanding

         Mark Honigsfeld                  623,200(2)               333,000(3)            390,200        14.1%
         Dong W. Lew                      566,200                  156,950               409,250        14.5%
         Louis Libin                          0                     50,000(4)               0            --
         William D. Rizzardi                5,000 (5)                5,000(4)              5,000(5)       *
         Harold Lazarus                                              5,000(4)               0             --

----------------
*less than one percent
(1) Unless otherwise noted, the Company believes that all persons named above have sole voting and investment power with respect to all Common Shares beneficially owned by them, subject to community property laws, where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from September 30, 1997 upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from September 30, 1997 have been exercised.

(2) 423,200 Common Shares are held by the Mark Honigsfeld Living Trust dated March 27, 1996 (the "Honigsfeld Trust") whose sole beneficiary is Mr. Honigsfeld's wife. Mr. Honigsfeld, the settlor and trustee of the Honigsfeld Trust, has the right to terminate the Honigsfeld Trust and receive the Common Shares. 200,000 Common Shares are held by the Mardee Charity Fund Foundation (the "Foundation"). Mr. Honigsfeld is the sole trustee of the Foundation.

(3) Includes 100,000 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which options are not exercisable within 60 days from September 30, 1997. Since such options are not so exercisable, the underlying Common Shares are not included within "Common Shares Beneficially Owned Before Offering."

(4) Represents Common Shares issuable upon the exercise of options granted under the 1996 Plan, which options are not exercisable within 60 days from September 30, 1997. Since such options are not so exercisable, the underlying Common Shares are not included within "Common Shares Beneficially Owned Before Offering."

(5) Does not include Common Shares described in footnote 4.

                   There are no commitments pursuant to which the Company will receive any proceeds from the sale of the Common Shares by the Selling Shareholders.

                  To the Company's knowledge, no Selling Shareholder has had any position, office or other material relationship with the Company or any of its affiliates during the past three years (other than as a holder of the Company's securities), except that (i) Mr. Honigsfeld has served as Chairman of the Board, Chief Executive Officer and Secretary of the Company since 1996; (ii) Mr. Lew has served as a director of the Company and President of the Company since 1992, and has served as Treasurer of the Company since 1996; (iii) Mr. Libin has served as director of the Company and Chief Technology Officer of the Company since January 1997; (iv) Mr. Rizzardi has served as a director of the Company since January 1997; and (v) Dr. Lazarus has served as a director of the Company since March 1997.

                              PLAN OF DISTRIBUTION

     The Common Shares set forth in the "Selling Shareholders" table may be sold by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest, either pursuant to the Registration Statement of which this Prospectus forms a part or, if available, under Section 4(1) of the 1933 Act or Rule 144 promulgated thereunder.

     To the Company's knowledge, this offering is not being underwritten. The Company believes that the Selling Shareholders, directly through agents designated from time to time, or through broker-dealers or underwriters also to be designated (who may purchase as principal and resell for their own account), may sell the Common Shares from time to time, in or through privately negotiated transactions, or in one or more transactions, including block transactions, on the Nasdaq SmallCap Market or on any other market or stock exchange on which the Common Shares may be listed in the future pursuant to and in accordance with the applicable rules of such market or exchange or otherwise. The selling price of the Common Shares may be at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. From time to time, to the extent permitted by applicable law, the Selling Shareholders may engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the Common Shares in connection therewith. Further, except as a result of limitations imposed on the Selling Shareholders pursuant to Form S-8 General Instruction C(2)(b), and as set forth herein, the Selling Shareholders are not restricted as to the number of Common Shares which may be sold at any one time, and it is possible that a significant number of Common Shares could be sold at the same time, which may have a depressive effect on the market price of the Company's Common Shares.

     The Selling Shareholders may also pledge Common Shares as collateral for margin accounts, and such Common Shares could be resold pursuant to the terms of such accounts. Resales or reoffers of the Common Shares by the Selling Shareholders must be accompanied by a copy of this Prospectus.

     The Selling Shareholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Shares may be deemed to be underwriters, and any profit on the sale of the Common Shares by them, and any discounts, commissions or concessions received by them, may be deemed to be underwriting commissions or discounts under the 1933 Act.

     The Common Shares offered for resale herein for the accounts of each of the Selling Shareholders are subject, among other things, to an agreement with E.C. Capital, Ltd. ("E.C. Capital") and the Company imposing certain restrictions on public sale thereof until June 10, 1998.

                                  LEGAL MATTERS

     Matters relating to the legality of the securities being offered hereby are being passed upon for the Company by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554.

                                     EXPERTS

     The financial statements of the Company as of December 31, 1996 and for the years ended December 31, 1996 and 1995 included in the Prospectus forming a part of the Form SB-2 Registration Statement have been audited by Lazar Levine & Company, LLP, independent certified public accountants, as set forth in their report thereon appearing therein and are incorporated herein by reference to the Form SB-2 Registration Statement in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement on Form S-8 (together with all amendments thereto, the "Registration Statement") with the Commission under the 1933 Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed therewith, copies of which may be obtained upon payment of a fee prescribed by the Commission, or may be examined free of charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions.

                                INDEX TO EXHIBITS


Exhibit           Description
Number            of Exhibit

   4.1            Specimen Common Stock Certificate(1)

   5 Opinion of Certilman Balin Adler & Hyman, LLP as to the legality of the Common Shares issuable pursuant to the 1996 Plan and the 1997 Plan and being registered hereunder

  10.1            1996 Stock Option Plan(1)

  10.2            1997 Qualified Employee Stock Purchase Plan, as amended

  23.1            Consent of Lazar Levine & Company, LLP

  23.2 Consent of Certilman Balin Adler & Hyman, LLP (included in its opinion filed as Exhibit 5)

  24 Powers of Attorney (included in signature page forming a part hereof)


















--------------------

          (1) Denotes document filed as an exhibit to the Company's Form SB-2 Registration Statement (File No. 333-18667) which is incorporated herein by reference thereto.